Exhibit 99.1

NEWS RELEASE

Investor Contact:
Gus Okwu / DRG&E
404-532-0086
gokwu@drg-e.com

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
415-659-3580
onapolitano@fibertower.com

FiberTower Reports 2008 Third Quarter Results

Achieves Positive Monthly Field EBITDA for the Quarter

San Francisco, CA, November 6, 2008 – FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the quarter ended September 30, 2008.

Service revenues for the three months ended September 30, 2008 increased $1.5 million, or 13%, to $13.4 million compared to $11.9 million for the second quarter of 2008.  New billing customer locations and greater penetration in existing markets drove the increase in service revenues during the third quarter of 2008, which also included service revenues generated through the delivery of Ethernet-based links.

Highlights for the third quarter of 2008 included the following:

•      Billing sites grew 6% sequentially to 2,730 from 2,584 at the end of the second quarter of 2008.  Billing sites grew 37% year-over-year.

•      Billing customer locations grew 10% sequentially to 5,832 from 5,279 at the end of the second quarter of 2008.  Billing customer locations grew 79% year-over-year.

•      Billing T-1 equivalents grew 12% sequentially to 22,522 from 20,127 at the end of the second quarter of 2008.  Billing T-1 equivalents grew 87% year-over-year.

•      Average monthly revenue per site grew 5% sequentially to $1,679 from $1,605 in the second quarter of 2008.

•      Achieved positive Field EBITDA on a monthly basis in the third quarter of 2008 beginning in July.

•      Adjusted EBITDA improved to a loss of $6.4 million in the third quarter of 2008 from a loss of $9.7 million in the second quarter of 2008.

“We are very pleased with our third quarter results that were highlighted by achieving positive Field EBITDA on a consolidated basis across our thirteen markets, one of the primary operating objectives that the Company set at the beginning of the year,” stated Kurt Van Wagenen, President and Chief Executive Officer of FiberTower.  “The third quarter saw the Company continue to convert backlog into billing revenue while also continuing to reduce our operating costs and managing our cash position efficiently in spite of the challenging economic environment.  We remain well positioned to achieve our remaining objectives for the fiscal year.”

On October 1, 2008, FiberTower received either renewals for another 10 years or construction extensions until June 1, 2012 from the Federal Communications Commission (FCC) for all of its Area-Wide licenses in the 38.6 to 40.0 GHz spectrum bands.  These 566 licenses, coupled with 103 licenses for 24 GHz spectrum, allow FiberTower’s hybrid radio/fiber network to expand to virtually the entire continental U.S., covering 284 million people.

During the third quarter of 2008, FiberTower continued to improve its penetration of existing markets and sites.  FiberTower’s billing sites per sites deployed increased to 88% at September 30, 2008 compared to 86% at June 30, 2008.  The billing customer location rate per site increased to 2.14 at September 30, 2008, compared to 2.04 at June 30, 2008, reflecting a continued ability to add new customer locations to already constructed sites.  The attractiveness of the Company’s sites and markets was further evidenced by a 6% increase in T-1 equivalents on FiberTower’s Top 500 sites to 17.8 at September 30, 2008 from 16.8 at June 30, 2008.

Operating expenses in the third quarter of 2008 decreased by $14.6 million from the second quarter of 2008, reflecting quarterly reductions in one-time impairment and restructuring charges and our successful cost control efforts.  Net loss improved to $25.7 million for the third quarter of 2008 compared to a net loss of $41.5 million for the second quarter of 2008.  Third quarter 2008 net loss included impairment charges to property and equipment and a restructuring charge totaling $1.3 million ($0.01 per share).  Second quarter 2008 net loss included impairment charges to property and equipment and a restructuring charge totaling $14.1 million ($0.10 per share).  The net loss per share for the third quarter of 2008 was $0.18 compared to a net loss per share of $0.29 for the second quarter of 2008.

Field EBITDA for the quarter ended September 30, 2008 was positive for all three months of the quarter.  Field EBITDA is a metric the Company utilizes to measure the operating cash flow performance of its thirteen existing markets.  Field EBITDA takes into account recurring service revenue and includes all market-specific expenses including Field SG&A and site operating costs – such as fiber expenses, facilities rent and site maintenance.  It does not include any corporate overhead allocations.

On an adjusted EBITDA basis, the loss in the third quarter of 2008 improved by 34% to $6.4 million compared to a loss of $9.7 million in the second quarter of 2008.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  The reconciliation of adjusted EBITDA, which is a non-GAAP financial measure, is located at the end of this news release.

Nine Months 2008 Consolidated Results

Service revenues for the nine months ended September 30, 2008 increased $16.1 million, or 85%, to $35.0 million compared to $18.9 million for the corresponding period in 2007.  The increase in service revenues during the first nine months of 2008 was driven by new billing customer locations and greater penetration in existing markets and also included service revenues generated through the delivery of Ethernet-based links.

Operating expenses for the first nine months ended September 30, 2008 increased by $49.5 million from the corresponding period in 2007.  Net loss for the first nine months of 2008 was $187.1 million compared to a net loss of $143.1 million for the corresponding period in 2007.  The net loss for the first nine months of 2008 included impairment charges to goodwill and property and equipment and a restructuring charge totaling $106.4 million ($0.74 per share).  The net loss per share for the first nine months of 2008 was $1.30 compared to a net loss per share of $1.00 for the corresponding period in 2007.

On an adjusted EBITDA basis, the loss in the first nine months of 2008 improved by 24% to $28.6 million compared to a loss of $37.7 million for the corresponding period in 2007.

Liquidity and Capital Resources

Capital expenditures totaled $7.5 million in the third quarter of 2008 compared to $9.8 million in the second quarter of 2008.  The bulk of the capital investments made by FiberTower in the third quarter of 2008 were used towards the continued build-out of existing markets and adding new customers to existing sites.  FiberTower now anticipates using no more than $50 million of cash for capital expenditures during 2008.

Consolidated cash, cash equivalents and certificates of deposits at September 30, 2008 were $163.6 million, compared to $177.4 million at the end of June 30, 2008.

“Our third quarter results continued to reflect our ability to successfully leverage our existing network.  In addition, we realized the benefit of ongoing cost savings from our second quarter workforce reduction,” said Thomas Scott, Chief Financial Officer of FiberTower.  “We will continue to review additional cost savings opportunities and other ways in which we can improve the Company’s operational and financial efficiency.  With the accomplishment of our Field EBITDA objective, along with our continued focus on sensible builds and efficiencies, we believe that we remain on track to meet our 2008 financial objectives.”

Conference Call Details

FiberTower has scheduled a conference call for Friday, November 7, 2008 at 11:30 a.m. Eastern Time to discuss 2008 third quarter results.  Please dial 303-262-2055 and ask for the FiberTower call at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on November 15, 2008 and may be accessed by dialing 303-590-3000 using the passcode 11121554#.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Use of Non-GAAP Financial Measures

This news release uses the non-GAAP financial measure “adjusted EBITDA.”  Adjusted EBITDA is a financial measure used by the Company to monitor the financial performance of its operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of our business.  In addition, FiberTower’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.

Forward-Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s expected charges and cost savings associated with the Company’s reduction in workforce, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, target Field EBITDA and anticipated cash balances.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Key Operating Metrics	3Q07	4Q07	1Q08	2Q08	3Q08

Billing Sites:
Billing Sites Added	143	157	199	237	146
Ending Billing Sites	1,991	2,148	2,347	2,584	2,730
Billing Sites / Sites Deployed	75%	76%	81%	86%	88%
Average Monthly Revenue/Site	$1,261	$1,337	$1,440	$1,605	$1,679

Billing Customer Locations:
Billing Customer Locations Added	433	599	649	779	553
Ending Billing Customer Locations	3,252	3,851	4,500	5,279	5,832
Colo rate	1.63	1.79	1.92	2.04	2.14

Billing T-1 Equivalents:
Billing T-1 Equiv. Added	1,823	2,171	2,952	2,974	2,395
Ending Billing T-1 Equivalents	12,030	14,201	17,153	20,127	22,522
T-1s per Customer Location	3.70	3.69	3.81	3.81	3.86
T-1s/Billing Sites	6.04	6.61	7.31	7.79	8.25
T-1s per Site/Top 500 Sites	NA	NA	15.6	16.8	17.8

Sites Deployed:
FiberTower Sites Constructed	190	158	98	98	87
Ending Sites Deployed	2,655	2,813	2,911	3,009	3,096

Backlog:
Customer Location Backlog*		3,511		2,300

Billing Sites are installed sites from which we provide revenue producing service(s) to customer(s).

Average Monthly Revenue/Site is the average monthly revenue per billing site.

Billing Customer Locations are carrier locations at which we currently provide revenue producing service(s).  FiberTower sites could have multiple customer locations.

Collocation Rate is the number of customer locations per billing site.

Billing T1 Equivalent is either a T1 or another increment of bandwidth of approximately 1.54 megabits per second.

Sites Deployed represents installed sites that are ready for the provision of services.  FiberTower sites can be located on cell towers, rooftops, or other points of bandwidth aggregation.

Customer Location Backlog is the number of sold customer locations not yet billing. (*Note that FiberTower reports backlog on a semi-annual basis.)

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Service revenues	$13,383	$7,264	$34,957	$18,875
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	15,819	13,335	48,220	38,296
Cost of service revenues - impairment of long-lived assets and other charges	885	4,966	14,318	5,632
Sales and marketing	1,020	2,219	4,601	6,154
General and administrative	4,530	5,595	15,493	18,461
Depreciation and amortization	6,090	4,904	17,908	13,127
Restructuring charge	438	—	5,962	—
Impairment of goodwill	—	61,407	86,093	61,407
Total operating expenses	28,782	92,426	192,595	143,077
Loss from operations	(15,399)	(85,162)	(157,638)	(124,202)
Other income (expense):
Interest income	1,083	4,707	4,757	14,756
Interest expense	(11,397)	(10,118)	(34,306)	(33,912)
Miscellaneous income (expense), net	38	(66)	48	280
Total other income (expense), net	(10,276)	(5,477)	(29,501)	(18,876)
Net loss	$(25,675)	$(90,639)	$(187,139)	$(143,078)

Basic and diluted net loss per share	$(0.18)	$(0.63)	$(1.30)	$(1.00)

Weighted average number of shares used in per share amounts:
Basic and diluted	144,826	143,266	144,387	142,802

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except par value)

	September 30, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$159,315	$223,330
Certificates of deposit	4,244	5,000
Restricted cash and investments, current portion	18,390	35,757
Accounts receivable, net of allowances of $117 at September 30, and $151 at December 31, 2007	5,655	3,684
Prepaid expenses and other current assets	2,925	1,840
Total current assets	190,529	269,611
Restricted cash and investments	134	1,222
Property and equipment, net	242,178	240,799
FCC licenses	342,000	342,000
Goodwill	—	86,093
Debt issuance costs, net	10,154	11,855
Intangible and other long-term assets, net	4,069	3,975
Total assets	$789,064	$955,555

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,672	$13,672
Accrued compensation and related benefits	2,295	3,369
Accrued interest payable	13,584	4,629
Other accrued liabilities	2,362	3,555
Current portion of accrued restructuring costs	1,643	—
Total current liabilities	24,556	25,225
Other liabilities	1,041	487
Deferred rent	5,820	4,223
Asset retirement obligations	3,907	3,311
Long-term accrued restructuring costs, net of current portion	2,644	—
Convertible senior secured notes	426,534	415,778
Deferred tax liability	93,561	93,561
Total liabilities	558,063	542,585
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, and 146,242 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	150	146
Additional paid-in capital	792,537	787,371
Accumulated deficit	(561,686)	(374,547)
Total stockholders’ equity	231,001	412,970
Total liabilities and stockholders’ equity	$789,064	$955,555

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2008	2007

Operating activities
Net loss	$(187,139)	$(143,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,908	13,127
Decline in value of embedded derivative	—	(591)
Accretion of convertible notes	10,756	9,331
Accretion of investments in debt securities	(851)	(2,179)
Accretion of asset retirement obligations	322	235
Accretion of restructuring costs	157	—
Amortization of debt issuance costs	1,701	1,599
Stock-based compensation	4,726	6,336
Loss on disposal of equipment	705	160
Impairment of long-lived assets and other charges	14,318	5,388
Restructuring charge	4,287	—
Impairment of goodwill	86,093	61,407
Net changes in operating assets and liabilities:
Accounts receivable, net	(1,971)	(1,797)
Prepaid expenses and other current assets	(1,085)	542
Other long-term assets	(318)	(23)
Accounts payable	(9,000)	(4,939)
Accrued compensation and related benefits	(1,074)	(1,199)
Accrued interest payable	8,955	8,252
Other accrued liabilities and deferred rent	1,074	4,964
Net cash used in operating activities	(50,436)	(42,465)

Investing activities
Purchases of short-term investments	—	(75,603)
Maturities of short-term investments	—	70,991
Purchases of certificates of deposit	(4,244)	—
Maturities of certificates of deposit	5,000	—
Maturities of restricted cash and investments	19,306	17,461
Purchase of property and equipment	(34,000)	(80,735)
Net cash used in investing activities	(13,938)	(67,886)

Financing activities
Proceeds from exercise of stock options	359	1,648
Cash provided by financing activities	359	1,648

Net decrease in cash and cash equivalents	(64,015)	(108,703)

Cash and cash equivalents at beginning of period	223,330	345,174

Cash and cash equivalents at end of period	$159,315	$236,471

Supplemental Disclosures
Cash paid for interest	$18,128	$18,755

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of adjusted EBITDA, which is a non-GAAP financial measure management uses to monitor the financial performance of the Company.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.  The following table shows the calculation of the Company’s total adjusted EBITDA reconciled to net loss.

	Three months ended 9/30/08	Three months ended 6/30/08	Three months ended 9/30/07
Net loss	$(25,675)	$(41,464)	$(90,639)
Depreciation & amortization	6,090	6,698	4,904
Stock-based compensation	1,590	911	2,002
Interest income	(1,083)	(1,333)	(4,707)
Interest expense	11,397	11,336	10,118
Impairment of goodwill	—	—	61,407
Impairment of long-lived assets and other charges	885	8,617	4,966
Restructuring charge	438	5,524	—
Miscellaneous (income) expense, net	(38)	(37)	66
Adjusted EBITDA	$(6,396)	$(9,748)	$(11,883)

	Nine months ended 9/30/08	Nine months ended 9/30/07
Net loss	$(187,139)	$(143,078)
Depreciation & amortization	17,908	13,127
Stock-based compensation	4,726	6,336
Interest income	(4,757)	(14,756)
Interest expense	34,306	33,912
Impairment of goodwill	86,093	61,407
Impairment of long-lived assets and other charges	14,318	5,632
Restructuring charge	5,962	—
Miscellaneous (income), net	(48)	(280)
Adjusted EBITDA	$(28,631)	$(37,700)